UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2025

SABRE CORPORATION

Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive
Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 20, 2025, Sabre Corporation (“Sabre,” the “Company,” “we,” “us,” or “our”) issued a press release announcing that its wholly-owned subsidiary Sabre GLBL Inc. (“Sabre GLBL”) has upsized and priced an offering of $1,325,000,000 aggregate principal amount of senior secured notes due 2030 (the “Secured Notes”), an upsize of $350,000,000 over the amount previously announced. A copy of the press release announcing the offering is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. We intend to use a portion of the net proceeds from the sale of the Secured Notes to prepay Sabre GLBL’s outstanding borrowings under an intercompany loan agreement with Sabre Financial Borrower, LLC (which would apply them toward full prepayment of Sabre Financial Borrower, LLC’s senior secured term loan due 2028), and remaining amounts will be used to prepay, redeem or repurchase other indebtedness in the open market, in privately negotiated transactions, through tender or exchange offers, or otherwise, including pursuant to the terms of the agreements governing such indebtedness. The offering of the Secured Notes is expected to close on June 4, 2025.

The Secured Notes and the related note guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Secured Notes and the related note guarantees may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

The foregoing description is qualified in its entirety by reference to the press release dated May 20, 2025, a copy of which is attached hereto as Exhibit 99.1.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, the Secured Notes. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and assumptions and are subject to risks and uncertainties. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” “guidance,” “outlook,” “trend,” “pro forma,” “on course,” “on track,” “target,” “potential,” “benefit,” “goal,” “believe,” “plan,” “confident,” “anticipate,” “indicate,” “trend,” “position,” “optimistic,” “will,” “forecast,” “continue,” “strategy,” “estimate,” “project,” “may,” “should,” “would,” “intend,” or the negative of these terms or other comparable terminology, including statements regarding the completion of the potential offering and the use of related proceeds. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements and there can be no assurance that the offering of the Secured Notes will be consummated on the terms described herein or at all. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 7, 2025, and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated May 20, 2025.

104	Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Date: May 27, 2025		/s/ Rochelle Boas
	Name:	Rochelle Boas
	Title:	Executive Vice President and Chief Legal Officer